SKYLINE MEDICAL INC.

2915 Comers Drive, Suite 900

Eagan, MN 55212

August 22, 2013

Dr. Samuel Herschkowitz

122 Willow Street

Brooklyn, NY 11201

SOK Partners, LLC

c/o Dr. Samuel Herschkowitz

122 Willow Street

Brooklyn, NY 11201

RE:	Amendment of Forbearance Agreement

Ladies and Gentlemen:

We refer to the letter agreement (the "Forbearance Agreement"), dated as of August 15, 2012, among Skyline Medical Inc. (f/k/a BioDrain Medical, Inc.), Dr. Samuel Herschkowitz and SOK Partners, LLC ("SOK"), as amended by letters dated December 28, 2012, March 6, 2013 and April 25, 2013 respectively. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Forbearance Agreement.

The parties hereto hereby agree that Subsections 7(a) and (b) of the Forbearance Agreement are hereby amended and restated as follows:

"a. The second paragraph of the Herschkowitz Note is hereby amended and restated as follows:

"This promissory note (the "Note") is issued by the Borrower pursuant to that certain Note Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), entered into between the Borrower and the Lender, and is subject to, and Borrower and Lender shall be bound by, all the terms, conditions and provisions of the Purchase Agreement. This Note shall become due and payable on October 31, 2013 (the "Maturity Date"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement."

b. The second full paragraph of the SOK Note is hereby amended and restated as follows:

"This promissory note (the "Note") is issued by the Borrower pursuant to that certain Note Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), entered into between the Borrower and the Lender, and is subject to, and Borrower and Lender shall be bound by, all the terms, conditions and provisions of the Purchase Agreement. This Note shall become due and payable on October 31, 2013 (the "Maturity Date"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement."

Except as specifically amended hereby, the Forbearance Agreement, the Herschkowitz Note and the SOK Note shall remain in full force and effect, unamended.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Please indicate your agreement with the foregoing by signing below where indicated and returning to us the enclosed executed duplicate copy of this letter agreement.

Sincerely,

SKYLINE MEDICAL INC.

By:	/s/ Bob Myers
Name: Bob Myers
Title: CFO

All of which is agreed and acknowledged as of the date first above written.

/s/ Dr. Samuel Herschkowitz

Dr. Samuel Herschkowitz

SOK PARTNERS, LLC

By:	/s/ Dr. Sam Herschkowitz
Name:
Title:

2